UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2008

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

One June 25, 2008, Kraft Foods Inc., a Virginia corporation, issued a press release announcing the start of the exchange offer related to the split-off transaction of its Post cereals business. The split-off transaction is in connection with the merger of Cable Holdco, Inc., Kraft’s wholly owned subsidiary that will own certain assets and liabilities of the Post cereals business, and a subsidiary of Ralcorp Holdings, Inc. As previously announced, Kraft entered into a definitive agreement on November 15, 2007, to distribute and merge its Post cereals business into Ralcorp. A copy of the press release is furnished as Exhibit 99.1 to this report.

The transaction is subject to customary closing conditions, including Ralcorp shareholder approval.

This Current Report on Form 8-K contains forward-looking statements that we intend to distribute via a split-off transaction all of the outstanding shares of Cable Holdco, Inc.; and that the transactions are subject to customary closing conditions, including Ralcorp shareholder approval. These forward-look statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements. Such factors include, but are not limited to, delays in or a failure to consummate the transaction. For additional information on these and other factors that could affect our forward-looking statements, see our filings with the SEC, including our most recently filed Annual Report on Form 10-K/A and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statements in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated June 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: June 25, 2008

/s/ Irma Villarreal
	Name:	Irma Villarreal
	Title:	Chief Counsel and Assistant Corporate Secretary